Forward Air Corporation
Historical Operating Data - Unaudited

	2010
	March 31	June 30	September 30	December 31	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	30,050	33,110	32,383	34,760	32,580
Number of terminals - Company-operated	66	66	66	66	66
Number of terminals - agent	18	18	18	18	18
Number of terminals - total	84	84	84	84	84
Average tractors - Company	184	187	183	178	183
Average leased tractors - Company	12	9	5	5	8
Average leased straight trucks - Company	18	18	24	22	21
Average tractors - owner-operator	776	784	811	837	802
Average tractors - total	990	998	1,023	1,042	1,013
Average trailers	2,186	2,186	2,285	2,282	2,235

Forward Air Solutions, Inc.
Number of terminals - Company-operated	18	18	18	18	18
Number of terminals - agent	1	1	1	1	1
Number of terminals - total	19	19	19	19	19
Average tractors - Company	33	34	34	33	34
Average leased tractors - Company	24	16	17	26	21
Average straight trucks & vans - Company	136	145	141	130	138
Average leased straight trucks - Company	72	71	66	62	68
Average tractors - owner-operator	54	62	59	66	60
Average straight trucks & vans - owner-operator	45	54	55	63	54
Average tractors - total	364	382	372	380	375
Average trailers	24	24	24	24	24

(1) Includes pounds associated with linehaul shipments only.

Forward Air Corporation
Historical Operating Data - Unaudited

	2011
	March 31	June 30	September 30	December 31	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	31,294	34,235	34,209	36,411	34,028
Number of terminals - Company-operated	66	66	66	66	66
Number of terminals - agent	18	18	19	19	19
Number of terminals - total	84	84	85	85	85
Average tractors - Company	195	218	216	189	205
Average leased tractors - Company	5	5	5	4	5
Average leased straight trucks - Company	18	9	9	8	11
Average tractors - owner-operator	843	871	897	910	880
Average tractors - total	1,061	1,103	1,127	1,111	1,101
Average trailers	2,274	2,265	2,510	2,517	2,392

Forward Air Solutions, Inc.
Number of terminals - Company-operated	18	18	18	18	18
Number of terminals - agent	1	1	1	1	1
Number of terminals - total	19	19	19	19	19
Average tractors - Company	44	44	42	41	43
Average leased tractors - Company	23	12	11	11	14
Average straight trucks & vans - Company	118	116	110	109	113
Average leased straight trucks - Company	43	52	52	52	50
Average tractors - owner-operator	63	64	82	89	75
Average straight trucks & vans - owner-operator	61	55	54	62	58
Average tractors - total	352	343	351	364	353
Average trailers	26	26	26	26	26

(1) Includes pounds associated with linehaul shipments only.

Forward Air Corporation
Historical Operating Data - Unaudited

	2012
	March 31	June 30	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	32,980	36,093	34,536
Number of terminals - Company-operated	66	66	66
Number of terminals - agent	19	19	19
Number of terminals - total	85	85	85
Average tractors - Company	200	195	198
Average leased tractors - Company	4	2	3
Average leased straight trucks - Company	5	1	3
Average tractors - owner-operator	927	967	947
Average tractors - total	1,136	1,165	1,151
Average trailers	2,572	2,742	2,657

Forward Air Solutions, Inc.
Number of terminals - Company-operated	18	18	18
Number of terminals - agent	2	2	2
Number of terminals - total	20	20	20
Average tractors - Company	47	46	47
Average leased tractors - Company	11	5	8
Average straight trucks & vans - Company	134	126	130
Average leased straight trucks - Company	50	35	43
Average tractors - owner-operator	82	78	80
Average straight trucks & vans - owner-operator	64	56	60
Average tractors - total	388	346	367
Average trailers	26	25	26

(1) Includes pounds associated with linehaul shipments only.